Exhibit 99.1
VeriChip Corporation Receives Nasdaq Notices Related to Listing Requirements
Company has until at least April 20, 2009 to regain compliance
DELRAY BEACH, FL— October 24, 2008 —VeriChip Corporation (the “Company”) (NASDAQ: CHIP), a provider of radio frequency identification (RFID) systems for healthcare and patient-related needs, today announced that it received notice on October 21, 2008, from The Nasdaq Stock Market (the “Nasdaq”) indicating that the Company is not in compliance with the Nasdaq’s requirements for continued listing because, for the 30 consecutive business days prior to October 16, 2008, the bid price of the Company’s common stock closed below the minimum $1.00 per share price requirement for continued listing under Nasdaq Marketplace Rule 4450(a) (the “Rule”), and the Company’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 as required for continued inclusion by the Rule.
Due to the recent volatility in U.S. and world financial markets, the Nasdaq has determined to suspend enforcement of the bid price and MVPHS requirements through Friday, January 16, 2009. These rules are scheduled to be reinstated on Monday, January 19, 2009 and the first relevant trade date will be Tuesday, January 20, 2009. Following the reinstatement of these rules, VeriChip will be provided 90 calendar days from January 20, 2009, or until April 20, 2009, to regain compliance with the MVPHS rule and 180 calendar days, or until July 20, 2009, to satisfy the minimum share price requirement, if VeriChip hasn’t already regained compliance. If Nasdaq determines to extend the period during which the MVPHS and bid price requirements are suspended, the expiration dates of the grace periods affecting the Company may be further out in time.
If, at anytime before April 20, 2009, the MVPHS of the Company’s common stock is $5,000,000 or greater for a minimum of 10 consecutive trading days or if at anytime before July 20, 2009 the bid price of the Company’s common stock closes at $1.00 per share or greater for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company complies. If the Company does not meet the MVPHS or the minimum share price requirement, the Company may apply to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for continued inclusion. If the Company submits a transfer application and pays the applicable listing fees by April 20, 2009 or July 20, 2009, as applicable, the initiation of the delisting procedures will be stayed pending the Nasdaq’s review of the application.
About VeriChip Corporation
VeriChip Corporation, headquartered in Delray Beach, Florida, markets its VeriMed™ Health Link System for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip, cleared for medical use in October 2004 by the United States Food and Drug Administration.
For more information on VeriChip, please call 1-800-970-2447, or e-mail info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.

Statements about VeriChip’s future expectations, including its ability to meet the Nasdaq’s listing criteria as set forth in Marketplace Rule 4450, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and VeriChip’s actual results could differ materially from expected results. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on March 28, 2008, as amended, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
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Contact:
Allison Tomek
Phone: (561) 805-8000
atomek@verichipcorp.com